October 14, 2011

Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 314 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 314 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 314 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1.

7Twelve Balanced Fund

2.

13D Activist Fund

3.

Adaptive Allocation Fund

4.

Altegris Macro Strategy Fund

5.

Altegris Managed Futures Strategy Fund

6.

Altrius Small Cap Value Fund

7.

Arrow Alternative Solutions Fund

8.

Arrow Commodity Strategy Fund

9.

Arrow DWA Balanced Fund

10.

Arrow DWA Systematic RS Fund

11.

Arrow DWA Tactical Fund

12.

 Arrow Managed Futures Trend Fund

13.

 Ascendant Balanced Fund

14.

Ascendant Multicap Equity Fund

15.

Ascendant Natural Resources Fund

16.

Ascendant Natural Resources Master Fund

17.

  Astor Active Income ETF Fund

18.

Astor Style Preferred Growth ETF Fund

19.

Astor Long/Short ETF Fund

20.

Autopilot Managed Growth Fund

21.

Avant Gold Coin Strategy Fund

22.

Avant II Tracking Fund

23.

 BTS Bond Asset Allocation Fund

24.

 Bandon Isolated Alpha Fixed Income Fund

25.

Beech Hill Total Return Fund

26.

Biondo Focus Fund

27.

Biondo Growth Fund

28.

 Bishop Volatility Flex Fund

29.

 Bull Path Mid-Cap Fund

30.

CIFG MaxBalanced Fund

31.

 CIFG MaxOpp Fund

32.

 CMG Absolute Return Strategies Fund

33.

CWC Small Cap Aggressive Value Fund

34.

 Chadwick & D’Amato Fund

35.

 Changing Parameters Fund

36.

Chariot Absolute Return All Opportunities Fund

37.

 Diversified Risk Parity Fund

38.

 The Collar Fund

39.

 The Currency Strategies Fund

40.

 EAS Genesis Fund

41.

EAS Global Cycle Fund

42.

EM Capital India Gateway Fund

43.

 The FX Strategy Fund

44.

 GMG Defensive Beta Fund

45.

 GPS Multiple Strategy Fund

46.

 Generations Multi-Strategy Fund

47.

 Ginkgo Multi-Strategy Fund

48.

 The Giralda Fund

49.

 Global Fusion Tactical Equity Fund

50.

Global Fusion Long/Short Fund

51.

 GoalMine Balanced Growth Fund

52.

 GoalMine Fixed Income Fund

53.

 Grant Park Managed Futures Strategy Fund

54.

Gratio Values Fund

55.

Incline Capital Trend Following Fund

56.

Investment Partners Opportunities Fund

57.

Iron Horse Fund

58.

  KCM Macro Trends Fund

59.

 The Lacerte Guardian Fund

60.

Leader Short-Term Bond Fund

61.

Leader Total Return Fund

62.

 The Long-Short Fund

63.

Mosaic Managed Futures Strategy Fund

64.

MutualHedge Frontier Legends Fund

65.

 MutualHedge Equity Long-Short Legends Fund

66.

 MutualHedge Event Driven Legends Fund

67.

 Navigator Equity Hedged Fund

68.

 PSI Market Neutral Fund

69.

PSI Total Return Fund

70.

PSI Strategic Growth Fund

71.

 PSI Tactical Growth Fund

72.

 Pacific Financial Core Equity Fund

73.

Pacific Financial Explorer Fund

74.

Pacific Financial International Fund

75.

 Pacific Financial Strategic Conservative Fund

76.

 Pacific Financial Tactical Fund

77.

 Power Income Fund

78.

Princeton Eagle MLP Total Return Fund

79.

Princeton Futures Strategy Fund

80.

RAM Risked-Managed Growth Fund

81.

Rady Bear Fund

82.

Rady Commodity Equity Fund

83.

 Rady Contrarian Long/Short Fund

84.

 Rady Growth and Income Fund

85.

 Rady Monthly High Income Fund

86.

 Rady Multi-Strategy Alternative Fund

87.

 Rady Opportunistic Value Fund

88.

 Rady Small Cap Value Fund

89.

 Rady Tactical Long/Short Fund

90.

 RPG Premium Emerging Markets Sector Fund

91.

SCA Absolute Return Fund

92.

SCA Directional Fund

93.

Sierra Core Retirement Fund

94.

Sierra Strategic Income Fund

95.

SouthernSun Small Cap Fund

96.

 SouthernSun U.S. Equity Fund

97.

Strategic Investing Long/Short Fund

98.

 Tatro Capital Tactical Appreciation Fund

99.

Toews Hedged Commodities Fund

100.

  Toews Hedged Emerging Markets Fund

101.

Toews Hedged Growth Allocation Fund

102.

 Toews Hedged High Yield Bond Fund

103.

  Toews Hedged International Developed Markets Fund

104.

Toews Hedged Large-Cap Fund

105.

 Toews Hedged Small & Mid Cap Fund

106.

 TransWestern Institutional Short Duration Government Bond Fund

107.

 Triex Tactical Long/Short Fund

108.

 Wade Core Destination Fund

109.

 Wintrust Capital Disciplined Equity Fund

110.

Wintrust Capital Small Cap Opportunity Fund

111.

Wintrust Real Estate 130/30 Fund

112.

Winans Long/Short Fund

113.

Winans Gold Strategy Fund

114.

Zeo Strategic Income Fund